Exhibit (5)

CERTIFICATE	NUMBER OF
NUMBER	SHARES

Organized Under the Laws of the State of Minnesota
Municipal Auction Rate Cumulative Preferred Stock, Series
$.01 Par Value Per Share
$ 25,000 Liquidation Preference Per Share
CUSIP NO.
This Certifies that CEDE & CO. is the owner of                      fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Stock, Series                     , $.01 par value per share, $25,000 liquidation preference per share, of                     — (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.
A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholder upon request and without charge. The Fund is organized as a Minnesota corporation.
IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this                      day of                     ,                      A.D.

As Transfer Agent and Registrar

By:		By:

	Authorized Signature		Vice President

Attest:

Assistant Secretary

FOR VALUE RECEIVED,       hereby sell, assign and transfer unto                      Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated                     ,
In presence of

No registration of transfer of shares of Municipal Auction Rate Cumulative Preferred Stock evidenced by this Certificate shall be made on the books of the Corporation to any person other than the Securities Depository (as such term is defined in the Corporation’s Articles of Incorporation, including the Statement establishing the rights and preferences of such Preferred Stock) or its nominee, nor may the shares of Municipal Auction Rate Cumulative Preferred Stock evidenced by this Certificate be sold, transferred, or otherwise disposed of, except as provided in such Articles of Incorporation. A copy of such Articles of Incorporation may be obtained by request addressed to the Secretary of the Corporation and may be examined at the office of the Secretary of State of the State of Minnesota, as defined in the Articles.
The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Corporation authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation.